UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021

ConocoPhillips

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32395	01-0562944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

925 N. Eldridge Parkway
Houston, Texas 77079

(Address of Principal Executive Offices, Including Zip Code)

(281) 293-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value Per Share	COP	New York Stock Exchange
7% Debentures due 2029	CUSIP-718507BK1	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2021, ConocoPhillips Company (“Buyer”), a Delaware corporation and wholly owned subsidiary of ConocoPhillips, a Delaware corporation (the “ConocoPhillips”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Shell Enterprises LLC (“Seller”), a Delaware limited liability company and wholly owned subsidiary of Shell Oil Company, a Delaware corporation (“Seller Parent”).

The Purchase Agreement provides that, among other things and subject to the terms and conditions set forth in the Purchase Agreement, (1) SWEPI LP (“SWEPI”), a Delaware limited partnership and wholly owned subsidiary of Seller, will be reorganized and in connection with such reorganization, all or substantially all of the assets of SWEPI located in Culberson, Loving, Ward, Winkler and Reeves Counties in the Permian Basin of western Texas (the “Assets”) will be vested in a newly formed wholly owned subsidiary of Seller (such subsidiary, “Newco”) and (2) Buyer will acquire 100% of the of the membership interests of Newco (the “Acquisition”), for a purchase price of $9.5 billion in cash (the “Base Purchase Price”). The purchase price is subject to certain closing date adjustments as set forth in the Purchase Agreement. The Acquisition has been unanimously approved by the boards of directors of ConocoPhillips and Buyer.

The completion of the Acquisition is subject to the satisfaction or waiver of certain customary mutual closing conditions including, (1) the absence of an injunction, order or award restraining, enjoining, or otherwise prohibiting the transactions contemplated by the Purchase Agreement, and (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The obligation of each party to consummate the transactions contemplated by the Purchase Agreement is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Purchase Agreement, and the receipt of an officer’s certificate from the other party to such effect. In addition, the obligation of Buyer to consummate the Acquisition is subject to the completion of the reorganization of SWEPI as contemplated in the Purchase Agreement. The completion of the Acquisition is not subject to a financing condition.

The Purchase Agreement contains customary representations and warranties made by the parties, and also contains customary covenants and agreements, including, among other things, an agreement by Seller to cause SWEPI and Newco to conduct their respective businesses related to the Assets in the ordinary course of business consistent with past practice during the period between the execution of the Purchase Agreement and the closing of the Acquisition, to not engage in certain kinds of transactions or take certain actions during this period unless approved in writing by Buyer. The Purchase Agreement contains customary indemnification obligations of each party and a requirement for Seller Parent to provide Buyer with a guaranty for the indemnification obligations of Seller under the Purchase Agreement. In addition, subject to the terms and conditions set forth in the Purchase Agreement, Buyer and Seller have agreed to request early termination of the waiting period under the HSR Act.

The Purchase Agreement contains certain termination rights for both Seller and Buyer, including, among others, (1) by the mutual written consent of Seller and Buyer, (2) by Seller or Buyer if the Acquisition is not consummated on or prior to January 18, 2022, provided, however, that if all closing conditions (other than the condition pertaining to the termination of the waiting period under the HSR Act) are satisfied or waived or are capable of being satisfied at such time, such date shall automatically be extended to February 17, 2022, (3) by Seller or Buyer, if the other party (a) becomes a target of trade or economic sanctions under trade control laws, (b) is directly or indirectly owned or controlled by or acting on behalf of a person that becomes a target of economic sanctions under trade control laws or (c) is held liable for violation of anti-corruption or trade control laws, in each case, in connection with the transactions contemplated by the Purchase Agreement, and (4) by Seller, if Buyer does not pay to Seller's designee a deposit equal to 5% of the Base Purchase Price by 5:00 p.m. Central Time on September 21, 2021.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete. A copy of the Purchase Agreement will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to ConocoPhillips’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

The Purchase Agreement is not intended to provide any factual information about ConocoPhillips. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in ConocoPhillips’ public disclosures.

Item 7.01. Regulation FD Disclosure.

On September 20, 2021, ConocoPhillips issued a press release announcing, among other things, the execution of the Purchase Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by ConocoPhillips under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of ConocoPhillips’ operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, ConocoPhillips expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond ConocoPhillips’ control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.

The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those described in these forward-looking statements: the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for ConocoPhillips’ oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of ConocoPhillips’ business; ConocoPhillips’ ability to collect payments when due under ConocoPhillips’ settlement agreement with PDVSA; ConocoPhillips’ ability to collect payments from the government of Venezuela as ordered by the ICSID; ConocoPhillips’ ability to liquidate the common stock issued to ConocoPhillips by Cenovus Energy Inc. at prices ConocoPhillips deem acceptable, or at all; ConocoPhillips’ ability to complete the Acquisition or any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for the Acquisition or any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or ConocoPhillips’ remaining business; business disruptions during or following the Acquisition or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from ConocoPhillips’ announced or any future dispositions in the manner and timeframe ConocoPhillips currently anticipates, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related to ConocoPhillips’ transaction with Concho Resources Inc. (“Concho”); the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; the ability to successfully integrate the Assets or achieve the anticipated benefits from the Acquisition; the ability to successfully integrate the operations of Concho with ConocoPhillips’ operations and achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Acquisition or the Concho transaction; changes in fiscal regime or tax, environmental and other laws applicable to ConocoPhillips’ business; and disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; and other economic, business, competitive and/or regulatory factors affecting ConocoPhillips’ business generally as set forth in ConocoPhillips’ filings with the SEC. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ConocoPhillips’ periodic reports and other filings with the SEC, including the risk factors contained in ConocoPhillips’ most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press Release issued September 20, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

By:	/s/ Shannon Kinney
Name:	Shannon Kinney
Title:	Deputy General Counsel, Chief Compliance Officer and Corporate Secretary

September 20, 2021